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                                                                    EXHIBIT 99.1

Aug. 2, 2000

Analyst:  Margaret Nollen
          Dynegy Inc.
          (713) 767-8707

Media:    John Sousa          Gabriella Tobar     Martin Ratia
          Dynegy Inc.         Extant, Inc.        Telstra Corp.
          (713) 507-3936      (312) 214-1000      +61 2 9298 5058
                              Ext. 117            martin.ratia@team.telstra.com



DYNEGY TO PURCHASE WHOLESALE COMMUNICATIONS PROVIDER EXTANT
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     .    Launches Dynegy's Communications Platform

     . Names Extant Chairman Larry McLernon CEO and President of Dynegy Global Communications

     . Establishes Virtual Vehicle for Future Bandwidth Marketing and Trading Capabilities

     . Leverages Dynegy's Core Capabilities in Commodity Marketing, Trading and Risk Management

HOUSTON, TEXAS AND AURORA, COLO. (Aug. 2, 2000) - Dynegy Inc. (NYSE: DYN), one of the country's leading energy merchants, today announced it has signed a letter of intent to acquire Extant, Inc., a privately held, Colorado-based communications solutions company providing centralized clearinghouse services, OSS integration and network expansion capabilities to communications service providers. The purchase is expected to close by the end of the third quarter 2000.

     Extant's primary business is the development of connectivity software and a state-of-the-art network. The company's advanced technology platform provides communications businesses and information providers with connectivity solutions and broadband capacity, enabling them to exchange information and provide voice, data and video services to their customers. Extant is

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DYNEGY TO PURCHASE WHOLESALE COMMUNICATIONS PROVIDER EXTANT
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one of the first companies in the communications industry to deploy an optical switched mesh network. This allows service providers to cross-connect high-speed optical signals, creating more robust hubs, faster, more reliable service for wholesale customers and more efficient use of fiber.

     Under the terms of the purchase agreement, which were unanimously approved by each company's board of directors, Extant is valued at $188 million and Dynegy's net investment is $60 million in cash and 1.25 million shares of Dynegy Inc. common stock. Following the transaction, Dynegy will establish Dynegy Global Communications, a new division that, in addition to pursuing other communications opportunities, will own 80 percent of a limited partnership to be called Dynegy Connect. Telstra Corporation Ltd., Australia's premier telecommunications and information services company and a leading player in the Asia-Pacific region, currently owns a 17 percent interest in Extant and has finalized a memorandum of understanding with Dynegy to own a 20 percent interest in Dynegy Connect.

     Dynegy Connect will incur approximately $400 million to complete development and implementation of the network and connectivity solution. Dynegy Connect will deploy a smart-build strategy utilizing leases, alliances, ownership or control over existing fiber routes.

     Extant Chairman Larry McLernon, an industry leader with 35 years of experience in communications, will become executive vice president of Dynegy Inc. and chief executive officer and president of the Dynegy Global Communications division. Extant's 200 employees will report up to McLernon and remain in their current locations.

     "This transaction enables Dynegy to execute its long-term strategy to become a leader in the broadband marketing and trading arena, while remaining focused on the tremendous opportunities in energy convergence," said Chuck Watson, chairman and chief executive officer of Dynegy Inc. "Our approach to entering and developing a communications business will be to utilize the marketing and trading skillset that has made us a leader in power and gas. We will leverage physical asset ownership and control with our marketing, trading and risk management capabilities to extract value from the market.

     "This acquisition launches Dynegy into the communications marketplace through the addition of management expertise, market intelligence, network access and control, and sophisticated operating and connectivity software systems," added Watson. "Extant, with its

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DYNEGY TO PURCHASE WHOLESALE COMMUNICATIONS PROVIDER EXTANT
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experienced leadership, solid back office support and proven track record of delivering forward-thinking connectivity solutions and clearinghouse offerings to customers, is the ideal platform from which to grow Dynegy's communications presence."

     Extant's previously announced plans to own and/or control a broadband data communications network and establish an Internet-based independent clearinghouse service between competitive and incumbent local exchange carriers in major U.S. markets will continue as the major focus of Dynegy Connect. The Extant network has been deployed in 28 U.S. cities. Forty cities are expected to be operational by year-end 2000, with more than 100 cities to be fully deployed by 2003. Upon completion, the joint venture network will consist of approximately 80,000 fiber miles and 20,000 route miles.

     "This strategic combination will enable our companies to draw upon the experience, commercial acumen and resources each of us have established in our respective businesses," said Larry McLernon, executive vice president of Dynegy Inc. and chief executive officer and president of Dynegy Global Communications. "Dynegy combines the agility of a start-up company and an entrepreneurial spirit with financial strength and established market leadership."

     The managing director of Telstra's global wholesale business, John Hibbard, said Dynegy's acquisition of Extant validated its investment. "We saw the value in Extant's unique data clearinghouse operation, which compelled us to invest in the business," he said. "We are now delighted to be part of Dynegy Connect's plans for expansion as they are closely aligned with our own ambitions for regional and global connectivity."

     Merrill Lynch acted as financial advisor and provided a fairness opinion to Dynegy related to this transaction.

     For more information about Dynegy or the Extant acquisition, please visit www.dynegy.com and click on "Newsroom."


About Dynegy
------------

Dynegy Inc. is one of the country's leading marketers of energy products and services. Through its leadership position in energy marketing, power generation, transportation, gathering and processing, the company provides energy solutions to its customers primarily in North America, the United Kingdom and Europe. Dynegy's principal businesses - energy convergence, midstream natural gas liquids and transmission and distribution - operate through the following core segments:

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     .    Dynegy Marketing and Trade (DMT) focuses on energy convergence - the marketing, trading and arbitrage opportunities that exist among power, natural gas and coal that can be enhanced by the control and optimization of related physical assets.

     . Dynegy Energy Services (DES) is engaged in the marketing of energy supply and management services through strategic alliances with regional market leaders and direct marketing to industrial and commercial customers.

     .    Dynegy's natural gas liquids subsidiary, Dynegy Midstream Services
          (DMS), includes North American midstream liquids operations and worldwide natural gas liquids transportation and marketing operations.

     .    Dynegy's transmission and distribution subsidiary, Illinois Power
          (IP), is based in Decatur, Ill. IP serves more than 650,000 natural gas and electric utility customers in a 15,000-square-mile area across Illinois.


About Extant
-------------

Extant is a national facility based clearinghouse provider for CLECS, ICPs, and other related service providers in the wholesale marketplace. Extant facilitates a global footprint for regional and super-regional players by providing a single source for administrating end-to-end termination with every other local service provider in the Extant Community. A unique clearinghouse capability allows for on-line traffic arbitrage and settlement of charges between the Community members through a single all encompassing statement.

Extant's value proposition starts with providing end-to-end, nationwide data termination to an unlimited number of local service providers. Then, Extant combines the power of their clearinghouse and settlement capabilities with a unique eBusiness platform to support their latest "next generation" network to drive new data revenues to each of the Community members, instead of competing with them.

About Telstra
-------------

Telstra is Australia's premier communications carrier and is a world-class fully integrated, full service provider across wireline, ADSL, HFC, satellite and digital wireless networks and platforms. It is Australia's leading ISP, has the most highly accessed family of Internet portals and sites and provides entertainment and multimedia content over its broadband network and through its Pay-TV joint venture.

A top tier global carrier with fiscal 1998/99 revenue of A$18.2 billion (approx US$11.6 billion), Telstra placed 62nd in Business Week's 1999 Global 1000 ranking of the world's most valuable companies by market value. The Wall Street Journal ranked Telstra in the top 50 of "The World's 100 largest Public Companies" in 1999.
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At the XXVII Olympiad, to be hosted by Sydney in the year 2000, Telstra will provide The Millennium Network(TM), a comprehensive telecommunications infrastructure that will allow the world's media to deliver the Games to an estimated global viewing audience of up to 4 billion people. It will comprise up to 30,000 phone and fax lines, as well as the capacity for 1,000,000 mobile communications services, communications for 100,000 official personnel, Cable TV infrastructure, CENTREX and Intelligent Network features, video/audio services, data services and will utilise over 4,500 km of optic fibre cable. Linking into Telstra's national network, the infrastructure used to convey the Games to the world will use enough optic fibre cable to circle the planet a staggering 37 times!

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